UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 24, 2009

CHINA BAK BATTERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01    Other Events

The 2010 annual meeting of stockholders (the “2010 Annual Meeting”) of China BAK Battery, Inc. (the “Company”), has been scheduled for March 16, 2010. The Company has established January 15, 2010 as the record date for the 2010 Annual Meeting. As such, the date of the 2010 Annual Meeting will have changed by more than 30 days from the anniversary of the Company’s 2009 annual meeting of stockholders, which was held on May 22, 2009. In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the Company will consider stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2010 Annual Meeting to have been submitted in a timely fashion if such proposals are received by the Company no later than December 29, 2009. Such proposals should be delivered to the Company’s executive offices at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China, and directed to the attention of the Secretary of the Company.  Alternatively, proposals may be submitted by fax at (+86) 755-89770527, or by email at IR@bak.com.cn.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: December 24, 2009	By:	/s/ Tony Shen
Tony Shen
Chief Financial Officer